UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 16, 2009
NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 268-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 16, 2009, Dr. Penny Heaton, Chief Medical Officer of Novavax, Inc. (“Novavax”), resigned from the Company, effective November 15, 2009, to pursue another opportunity. Maria Allende, M.D., Novavax’s Executive Director of Clinical Research and Immunology, will assume Dr. Heaton’s primary responsibilities. Dr. Allende has worked closely with Dr. Heaton since joining Novavax in 2008 and has been intimately involved in the planning and execution of Novavax’s VLP based influenza vaccine clinical trials. She has also been integral in the planning of all future clinical trials and Novavax’s regulatory approval strategy. Prior to coming to Novavax, Dr. Allende, was the Director of Infectious Diseases/Vaccines at MedImmune. Novavax thanks Dr. Heaton for her many contributions and wishes her continued success in her future endeavors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Novavax, Inc. (Registrant)
October 19, 2009	By:	/s/ Frederick W. Driscoll
		Name:	Frederick W. Driscoll
		Title:	Vice President, Chief Financial Officer and Treasurer

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